UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 2, 2005

Date of Report (Date of earliest event reported)
NationsHealth, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-50348	06-1688360

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
13650 N.W. 8th Street, Suite 109
Sunrise, Florida 33325

(Address of Principal Executive Offices)
(954) 903-5000

Registrant’s telephone number, including area code
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On September 2, 2005, NationsHealth, Inc. (the “Company”) sold its “Respiratory Business” (including its respiratory-related inventory and respiratory customer files) to Lincare Inc. and Med 4 Home Inc. (the “Buyers”) pursuant to an asset purchase agreement (the “Agreement”). The Company had held the assets of the Respiratory Business through its wholly-owned subsidiary, United States Pharmaceutical Group, LLC (“USPG”). The Respiratory Business was only one component of the Company’s business and the Company and USPG will continue to offer all other products and services which they currently provide.
In consideration of the sale of the Respiratory Business, the Buyers have agreed to pay to USPG or its designee a total purchase price of Sixteen Million Dollars ($16,000,000). Fourteen Million Four Hundred Thousand Dollars ($14,400,000) was paid upon execution of the Agreement. Eight Hundred Thousand Dollars ($800,000) is due on March 2, 2006 and an additional Eight Hundred Thousand Dollars ($800,000) is due on September 2, 2006. In addition, the Company and USPG will retain all existing accounts receivable with respect to the Respiratory Business.
The Company intends to use the proceeds of the sale of the Respiratory Business to finance the development of its strategic alliance with CIGNA to provide Medicare Part D prescription drug coverage, subject to approval of CIGNA’s pending application to the Centers for Medicare and Medicaid Services to become a plan sponsor.
Pursuant to the Agreement, the Company and USPG have agreed to jointly and severally defend, indemnify and hold the Buyers and their affiliates harmless from any and all claims which arise or result from or relate to their breach of any representations, warranties or covenants in the Agreement or in any document executed in connection with the Agreement.
In addition, the Company, USPG and their controlled affiliates have agreed not to engage in the business of marketing, advertising, selling, leasing, renting, distributing or otherwise providing oxygen, oxygen equipment, respiratory medications that are delivered through a nebulizer in a unit dose and certain other related products within the United States of America for a period of five (5) years.
The Buyers and their affiliates, for a period of three (3) years, have agreed not to engage in the business of marketing, advertising or otherwise promoting any product or service relating to diabetes or providing any ostomy supplies or services to certain, pre-identified customers.
For a period of ninety (90) days after the date of the Agreement, the Buyers have a right of rescission with respect to the Agreement in the event that the Company or USPG materially breaches or materially misrepresents the representations or warranties in the Agreement and such breach or misrepresentation has an adverse effect upon the Buyers.
The Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2005, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSHEALTH, INC.
Date: September 6, 2005	By:	/s/ Timothy Fairbanks
Timothy Fairbanks
Chief Financial Officer

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